Fifth Street Finance Corp. Broadens Senior Leadership Team

GREENWICH, CT, September 12, 2014 – Fifth Street Finance Corp. (NASDAQ:FSC) (“FSC”) announced that its Board of Directors has appointed Bernard D. Berman as Chairman of the Board of Directors and Todd G. Owens as President. Leonard M. Tannenbaum, who stepped down as Chairman of the Board of Directors, effective September 9, 2014, will continue to serve on the Board and as Chief Executive Officer of both FSC and Fifth Street Management LLC, FSC’s investment adviser.

“These appointments are important steps towards strengthening FSC’s management structure and building a team that fits the needs of an established yet growing company,” commented Leonard M. Tannenbaum, adding, “I remain enthusiastic about the future of FSC and look forward to continuing to diversify its business lines and create value for our shareholders.”

Mr. Berman joined Fifth Street in 2004 and is a partner and investment committee member of Fifth Street Management. In addition to his role as Chairman of the Board of FSC, Mr. Berman serves as Chairman of the Board of Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR).

Mr. Owens is a 24-year veteran of Goldman, Sachs & Co. and brings with him a breadth of experience in a number of financial service sectors including commercial finance, asset management, alternative asset management, commercial banking and business development companies. Mr. Owens’ relationship with Fifth Street dates back to 2008 when he was Goldman Sachs’ lead banker on FSC’s initial public offering. Mr. Owens served in various roles during his tenure at Goldman Sachs, including Head of the West Coast Financial Institutions Group, Head of the Specialty Finance Group and was a senior member of its Bank Group. Mr. Owens’ appointment will take effect on September 29, 2014.

About Fifth Street Finance Corp.

Fifth Street Finance Corp. is a leading specialty finance company that provides custom-tailored financing solutions to small and mid-sized companies, primarily in connection with investments by private equity sponsors. The company originates and invests in one-stop financings, first lien, second lien, mezzanine debt and equity co-investments. FSC’s investment objective is to maximize its portfolio’s total return by generating current income from its debt investments and capital appreciation from its equity investments. The company has elected to be regulated as a business development company and is externally managed by Fifth Street Management LLC, an SEC-registered investment adviser and leading alternative asset manager with over $5 billion in assets under management. With a track record of more than 16 years, Fifth Street’s nationally recognized platform has the ability to hold loans up to $250 million and structure and syndicate transactions up to $500 million. Fifth Street Management LLC received the 2014 ACG New York Champion’s Award for “Senior Lender Firm of the Year” and was named both 2013 “Lender Firm of the Year” by The M&A Advisor and “Lender of the Year” by Mergers & Acquisitions. FSC’s website can be found at fsc.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the company. Words such as “believes,” “expects,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Contact:

Robyn Friedman, Vice President, Investor Relations

(203) 681-3720

ir@fifthstreetfinance.com

Media Contact:

Nick Rust

Prosek Partners

(212) 279-3115 ext. 252

pro-fifthstreet@prosek.com